Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of CB Richard Ellis Realty Trust of our report dated April 20, 2011 relating to our audit of the historical statement of revenues and direct operating expenses of 70 & 90 Hudson street properties for the year ended December 31, 2010, appearing in the Current Report on Form 8-K/A filed with the Securities and Exchange Commission (“SEC”) on April 20, 2011 and our report dated November 19, 2010 relating to our audit of the historical statement of revenues and direct operating expenses of the National Industrial Portfolio for the year ended December 31, 2009, appearing in the Current Report on Form 8-K/A filed with the SEC on November 19, 2010. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

February 3, 2012

Exh. 23.5